Exhibit 5.1

KAYE COOPER FIORE KAY & ROSENBERG, LLP
ATTORNEYS AT LAW
30A VREELAND ROAD, SUITE 230
FLORHAM PARK, NEW JERSEY 07932

TELEPHONE (973) 443-0600
FACSIMILE (973) 443-0609

August 29, 2011

EnerTeck Corporation
10701 Corporate Drive, Suite 150
Stafford, Texas 77477

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to EnerTeck Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 4,000,000 shares (the “Registrable Shares”) of the Company’s Common Stock, $0.001 par value per share. The Registrable Shares are to be offered and sold by certain security-holders of the Company pursuant to a Registration Statement on Form S-1 relating to the Registrable Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

Based upon and subject to the foregoing, we are of the opinion that upon issuance, the Registrable Shares will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise

Very truly yours,

By:	/s/ Kaye Cooper Fiore Kay & Rosenberg, LLP
Kaye Cooper Fiore Kay & Rosenberg, LLP